Filed by AT&T Inc.
Pursuant to Rule 425 under the Securities Act of 1933
and deemed filed pursuant to Rule 14a−12
of the Securities Exchange Act of 1934
Subject Company: Time Warner Inc.
Commission File No.: 1-15062

AT&T Reports Third-Quarter Results

Increases Quarterly Dividend by 2.1%,
 33rd Consecutive Annual Increase

•	Consolidated revenues of $40.9 billion, up 4.6% with DIRECTV acquisition
•	Operating income up 8.2%
•	Net income attributable to AT&T up 11.2%
•	Cash from operations of $11.0 billion
•	Free cash flow of $5.2 billion
•	Diluted EPS of $0.54 as reported and $0.74 as adjusted, compared to $0.50 and $0.74 in the year-ago quarter

•	2.3 million wireless net adds driven by connected devices, Mexico and Cricket
•	U.S. wireless postpaid churn of 1.05%, down 11 basis points year over year
•	Strong U.S. wireless operating margin of 29.6%; best-ever U.S. wireless service EBITDA margin of 50.1%
•	700,000 branded smartphones added to U.S. subscriber base
•	323,000 U.S. DIRECTV net adds with TV subscriber base stable
•	171,000 IP broadband net adds
•	Full-year guidance on track to meet or exceed expectations

DALLAS, October 22, 2016 — AT&T Inc. (NYSE:T) today reported growing revenues and net income with solid margins and earnings for the third quarter.  Detailed results, including financial tables, are included in the accompanying Investor Briefing and SEC Form 8-K.  These materials and associated slide presentation of third-quarter results are available on the AT&T Investor Relations website.

AT&T also announced that its board of directors has approved a 2.1% increase in the company's quarterly dividend. AT&T's quarterly dividend will increase from $0.48 to $0.49 per share. The annual dividend will increase from $1.92 to $1.96 per share. The dividend will be payable on Feb. 1, 2017 to common stockholders of record on Jan. 10, 2017.

October 23, 2016
© 2016 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.

AT&T will host a webcast presentation on Monday, October 24, 2016, at 8:30 a.m. ET to discuss the Time Warner transaction and third-quarter results.  Links to the webcast and accompanying documents will be available on the AT&T Investor Relations website.  The third-quarter earnings conference call previously scheduled for Tuesday, October 25, 2016, at 4:30 p.m. ET is cancelled.

AT&T products and services are provided or offered by subsidiaries and affiliates of AT&T Inc. under the AT&T brand and not by AT&T Inc.

About AT&T
AT&T Inc. (NYSE:T) helps millions around the globe connect with leading entertainment, mobile, high speed internet and voice services. We're the world's largest provider of pay TV. We have TV customers in the U.S. and 11 Latin American countries. We offer the best global coverage of any U.S. wireless provider.* And we help businesses worldwide serve their customers better with our mobility and highly secure cloud solutions.
Additional information about AT&T products and services is available at http://about.att.com. Follow our news on Twitter at @ATT, on Facebook at http://www.facebook.com/att and YouTube at http://www.youtube.com/att.
© 2016 AT&T Intellectual Property. All rights reserved. AT&T, the Globe logo and other marks are trademarks and service marks of AT&T Intellectual Property and/or AT&T affiliated companies. All other marks contained herein are the property of their respective owners.
*Global coverage claim based on offering discounted voice and data roaming; LTE roaming; voice roaming; and world-capable smartphone and tablets in more countries than any other U.S. based carrier. International service required. Coverage not available in all areas. Coverage may vary per country and be limited/restricted in some countries.
Cautionary Language Concerning Forward-Looking Statements
Information set forth in this news release contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results might differ materially. A discussion of factors that may affect future results is contained in AT&T's filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update and revise statements contained in this news release based on new information or otherwise.
This news release may contain certain non-GAAP financial measures. Reconciliations between the non-GAAP financial measures and the GAAP financial measures are available on the company's website at www.att.com/investor.relations.
The "quiet period" for FCC Spectrum Auction 1000 (also known as the 600 MHz incentive auction) is now in effect. During the quiet period, auction applicants are required to avoid discussions of bids, bidding strategy and post-auction market structure with other auction applicants.

October 23, 2016
© 2016 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.                                               Page 2

Additional Information and Where to Find It
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  This communication may be deemed to be solicitation material in respect of the proposed merger between AT&T Inc. and Time Warner Inc.  In connection with the proposed merger, AT&T Inc. intends to file a registration statement on Form S-4, containing a proxy statement/prospectus with the Securities and Exchange Commission ("SEC").  STOCKHOLDERS OF TIME WARNER INC. ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  Investors and security holders will be able to obtain copies of the proxy statement/prospectus as well as other filings containing information about AT&T Inc. and Time Warner Inc., without charge, at the SEC's website, http://www.sec.gov. Copies of documents filed with the SEC by AT&T Inc. will be made available free of charge on AT&T's Investor Relations website, www.att.com/investor.relations. Copies of documents filed with the SEC by Time Warner Inc. will be made available free of charge on Time Warner's Investor Relations website, ir.timewarner.com
Participants in Solicitatio
AT&T Inc. and its directors and executive officers, and Time Warner Inc. and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Time Warner common stock in respect of the proposed merger. Information about the directors and executive officers of AT&T is set forth in the proxy statement for AT&T's 2016 Annual Meeting of Stockholders, which was filed with the SEC on March 11, 2016. Information about the directors and executive officers of Time Warner is set forth in the proxy statement for Time Warner's 2016 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2016. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement/prospectus regarding the proposed merger when it becomes available.
For more information, contact:
Name: Fletcher Cook
AT&T Corporate Communications
Phone: (214) 757-7629
Email: fletcher.cook@att.com
October 23, 2016
© 2016 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.                                               Page 3

AT&T Reports Third-Quarter Results
Increases Quarterly Dividend by 2.1%, 33rd Consecutive Annual Increase

•	Consolidated revenues of $40.9 billion, up 4.6% with DIRECTV acquisition
•	Operating income up 8.2%
•	Net income attributable to AT&T up 11.2%
•	Cash from operations of $11.0 billion
•	Free cash flow of $5.2 billion
•	Diluted EPS of $0.54 as reported and $0.74 as adjusted, compared to $0.50 and $0.74 in the year-ago quarter

HIGHLIGHTS:
•	2.3 million wireless net adds driven by connected devices, Mexico and Cricket
•	U.S. wireless postpaid churn of 1.05%, down 11 basis points year over year
•	U.S. wireless operating margin of 29.6%; best-ever U.S. wireless service EBITDA margin of 50.1%
•	700,000 branded smartphones added to U.S. subscriber base
•	323,000 U.S. DIRECTV net adds with TV subscriber base stable
o	More than 1.2 million U.S. DIRECTV net adds since acquisition
•	171,000 IP broadband net adds
•	More than 390 million North American 4G LTE POPs
•	Year-to-date cash from operations of $29.2 billion; free cash flow $13.3 billion year to date
•	Full-year guidance on track to meet or exceed expectations
October 23, 2016
© 2016 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.                                               Page 4

CONSOLIDATED FINANCIAL RESULTS
AT&T's consolidated revenues for the third quarter totaled $40.9 billion, up 4.6% versus the year-earlier period due to the July 24, 2015 acquisition of DIRECTV. Excluding the impact of the DIRECTV acquisition and foreign exchange, revenues were essentially flat, as growth in video and IP-based services mostly offset pressures from declines in wireless and legacy services. Compared with results for the third quarter of 2015, operating expenses were $34.5 billion versus $33.2 billion; operating income was $6.4 billion versus $5.9 billion; and operating income margin was 15.7% versus 15.2%. When adjusting for $0.14 of amortization, $0.03 in merger- and integration-related costs and $0.03 of employee-separation costs, operating income was $8.3 billion versus $7.9 billion; and operating income margin was 20.3%, consistent with the year-ago quarter.

Third-quarter net income attributable to AT&T totaled $3.3 billion, or $0.54 per diluted share, compared to $3.0 billion, or $0.50 per diluted share, in the year-ago quarter. Adjusting for $0.20 of amortization, merger- and integration-related costs and other expenses, earnings per diluted share was $0.74 compared to an adjusted $0.74 in the year-ago quarter.

Cash from operating activities was $11.0 billion in the third quarter, up 1.8%, and capital investment1 totaled $5.9 billion. Free cash flow — cash from operating activities minus capital expenditures — was $5.2 billion for the quarter, down 6.5%, and $13.3 billion year to date, up 3.7%.

AT&T also announced that its board of directors has approved a 2.1% increase in the company's quarterly dividend. AT&T's quarterly dividend will increase from $0.48 to $0.49 per share. The annual dividend will increase from $1.92 to $1.96 per share. The dividend will be payable on Feb. 1, 2017 to common stockholders of record on Jan. 10, 2017.

13Q16 includes $87 million in capital purchases in Mexico with favorable vendor payment terms.

October 23, 2016
© 2016 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.                                               Page 5

Business Solutions

The Business Solutions segment provides both wireless and wireline services to business customers and to individual subscribers who purchase wireless services through employer-sponsored plans. AT&T's wireless and wired networks provide complete communications solutions to these customers. AT&T's business customer revenues include results from enterprise, public sector, wholesale and small/midsize customers.

FINANCIAL HIGHLIGHTS
Total third-quarter revenues from business customers were $17.8 billion, up 0.4% versus the year-earlier quarter. Growth in mobility and strategic business services offset declines in legacy services and a continuing low-growth economy. When adjusting for the transition of certain hosting operations, total revenues would have been even higher. Business Solutions service revenues were $15.6 billion, essentially stable year over year.
Third-quarter operating expenses were $13.5 billion, up 0.5% versus the third quarter of 2015. Operating income totaled $4.3 billion, up 0.1% year over year. Third-quarter operating income margin was 24.2%, stable year over year with declines in higher-margin legacy services offsetting growth in wireless and IP revenue and cost efficiencies.

BUSINESS WIRELESS FINANCIAL RESULTS
Business wireless revenues were up 4.0% year over year to $9.9 billion driven by wireless service revenue growth and higher equipment revenues. Wireless service revenues were up 4.1% year over year, reflecting smartphone and tablet gains and continued migration from consumer plans.

BUSINESS WIRELINE FINANCIAL RESULTS
In business wireline, declines in legacy products were partially offset by continued growth in strategic business services. Total business wireline revenues were $7.8 billion, down 3.7% year over year. When adjusting for the impact of the transition of certain hosting operations and foreign exchange pressures, wireline revenues would have decreased 2.5%. When adjusting for these same items, data revenues were stable. Data revenues make up nearly 60% of Business Solutions wireline revenues.

October 23, 2016
© 2016 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.                                               Page 6

Revenues from strategic business services, the next-generation wireline capabilities that lead AT&T's most advanced business solutions — including VPNs, Ethernet, cloud, hosting, IP conferencing, voice over IP, dedicated internet, U-verse and security services — grew by $242 million, or 9.1%, versus the year-earlier quarter. These services represent an annualized revenue stream of more than $11 billion.

SUBSCRIBER METRICS
At the end of the third quarter, AT&T had 79.4 million business wireless subscribers. The company added 191,000 postpaid subscribers and 1.3 million connected devices in the third quarter. Postpaid business wireless subscriber churn was 0.97% versus 1.05% in the year-ago quarter.
During the quarter, the company also added nearly 15,000 high-speed IP broadband business subscribers. Total business broadband had a loss of 18,000 subscribers in the quarter.

BUSINESS INNOVATION
Through its powerful global networks, AT&T provides integrated solutions to business customers and offers a wide variety of wired and wireless products and services to increase businesses' productivity. AT&T serves millions of business customers, from the largest multinational corporations to small businesses, in all major industries. AT&T continually develops products and services to ensure that its business customers have access to the latest technology solutions. In recent business news, AT&T:
•
Announced a multiyear agreement between AT&T and Amazon Web Services (AWS) to deliver integrated solutions that combine the companies' leading cloud and networking capabilities. The collaboration will help customers migrate to and use the AWS Cloud with the AT&T network. The solutions are intended to span cloud networking, mobility, IoT, security and analytics.

•
Teamed up with IBM to help businesses manage their networking services. IBM will take advantage of AT&T FlexWare, which makes it easy to set up and manage virtual network functions on a single device. AT&T will also be able to run applications on IBM's cloud, cognitive, analytics and security infrastructure. In addition to making AT&T FlexWare available to clients, IBM is rolling out the solution in many of its own sites.

•
Introduced a trial with Qualcomm Technologies Inc. to test how drones can connect more safely and securely on commercial 4G LTE. The research will look at coverage, signal strength and how drones function in flight.

•
Collaborated with VeloCloud to deliver AT&T Software-defined Wide Area Network (AT&T SD-WAN), a key step in helping businesses evolve their networks from hardware to software. The AT&T SD-WAN portfolio will include a network-based solution combining hybrid networking with multiple types of network access. The network-based solution will be available in 2017. The AT&T SD-WAN premises-based, over-the-top solution will be available later this year.

•	Closed significant business deals with Live Nation, State of Wisconsin and Waste Management.
October 23, 2016
© 2016 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.                                               Page 7

Entertainment Group

AT&T's Entertainment Group provides entertainment, high-speed internet and communications services predominantly to residential customers in the United States.

FINANCIAL HIGHLIGHTS
Total revenues were $12.7 billion, up 17.1% versus the year-earlier quarter mostly due to the acquisition of DIRECTV. Also contributing to the gain was continued growth in consumer IP services.
Broadband revenues were up 5% in the quarter with IP broadband growing by 12%. AdWorks has grown to a $1.5 billion annualized revenue stream with double-digit revenue growth year to date and strong margins.
Third-quarter operating expenses were $11.2 billion, up 14.2% from a year ago due to the acquisition of DIRECTV and higher content costs. Operating income totaled $1.5 billion, up from the year-ago $1.0 billion. Third-quarter operating income margin was 11.7%, up from 9.4% in the year-earlier quarter with satellite and IP revenue growth and cost efficiencies offsetting TV content cost pressure and declines in legacy services. In the fourth quarter, on a sequential basis, margins will be pressured by a full quarter of NFL Sunday Ticket costs, annual content cost increases and start-up costs for DIRECTV NOW.

SUBSCRIBER METRICS
Total video subscribers were essentially flat in the quarter as competition increases. The company added 323,000 satellite subscribers in the third quarter. U-verse TV subscribers declined 326,000 as the company continued to focus on profitability and increasingly emphasized satellite sales. For the second straight quarter, gross additions increased on a year-over-year basis even when excluding IPTV customers transitioning to DIRECTV.
The Entertainment Group ended the quarter with 25.3 million video subscribers. While the company expects positive video net adds in the fourth quarter, it expects total video net adds for the year to decline slightly. At the end of the third quarter, about 100,000 pending video customers had the capability to watch TV on their mobile devices; however, these customers were not included in third-quarter subscriber numbers since the video service had not yet been installed at their homes.
The Entertainment Group had a net gain of 156,000 IP broadband subscribers in the third quarter. Total Entertainment Group broadband subscribers decreased 5,000 in the quarter. IP broadband subscribers at the end of the quarter totaled 12.8 million.

October 23, 2016
© 2016 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.                                               Page 8

ENTERTAINMENT GROUP INNOVATION
In recent news, the company:
•	Launched an updated DIRECTV App that allows customers to watch live and recorded programs virtually anywhere.
•	Premiered a new "Data Free TV" feature that lets AT&T wireless customers stream AT&T DIRECTV and U-verseSM content without counting it against their data allowance.
•
Entered into 10 key DIRECTV NOW content agreements with program providers whose premium brands will be part of the company's new streaming platform, planned to launch in the fourth quarter of 2016. As publicly announced HBO, , Disney, Turner, Discovery Networks, NBCU, Scripps Networks, STARZ, AMCN (AMC Networks), AETN (A+E Networks) and Viacom will be among the more than 100 channels included on DIRECTV NOW.

•
Since the end of the second quarter, announced the launch of our 100% fiber network under the AT&T Fiber brand in 14 additional metro areas — Augusta, Ga.; Bakersfield, Calif.; Cleveland; Columbus, Ohio; Detroit; Greater New Orleans; Huntsville, Ala.; Indianapolis; Louisville, Ky.; Lubbock, Texas; Memphis, Tenn.; Mobile, Ala.; Sacramento, Calif. and St. Louis — bringing the total to 39 major metros where AT&T's gigabit connection is available.

•	Expanded live 4K broadcast offerings with premier content from the Olympics, MLB, UFC, PGA, College Football and the World Series of Beach Volleyball.
•	Received top honors in several J.D. Power studies:
o	AT&T outscored all other full-service wireless providers for the top overall ranking in the J.D. Power 2016 Full-Service Wireless Purchase Experience StudySM Volume 2.
o
AT&T also earned the top ranking among full-service wireless providers in the J.D. Power 2016 Full Service Wireless Customer Performance Care StudySM Volume 2. AT&T scored significantly higher than the industry average — by 16 points — and increased its overall score by 20 points over the prior 6-month period.

o	AT&T ranked "Highest In Customer Satisfaction with Small/Medium Business Wireline Service, 2 Years in a Row" in the J.D. Power 2016 Business Wireline Satisfaction Study.
October 23, 2016
© 2016 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.                                               Page 9

Consumer Mobility

The Consumer Mobility segment provides nationwide wireless service to consumer and wholesale subscribers located in the United States or in U.S. territories. The company's wireless network powers voice and data services, including high-speed internet, video entertainment and home monitoring services.

FINANCIAL HIGHLIGHTS
Total revenues from Consumer Mobility customers totaled $8.3 billion, down 5.9% versus the year-earlier quarter, reflecting declines in equipment revenues from lower handset sales and in postpaid service revenues due to the success of Mobile Share plans and migrations to business plans. Third-quarter operating expenses were $5.7 billion, down 5.7% versus the third quarter of 2015, reflecting lower equipment and commission costs as well as increased operational efficiencies.
AT&T's Consumer Mobility operating income totaled $2.6 billion, down 6.2% versus the third quarter of 2015. Third-quarter operating income margin was 31.1%, down slightly from the year-earlier quarter with lower volumes, fewer subsidized sales and cost efficiencies mostly offsetting service-revenue pressure from customers choosing Mobile Share plans. Consumer Mobility EBITDA margin was 42.5%, compared to 42.3% in the third quarter of 2015. (EBITDA margin is operating income before depreciation and amortization, divided by total wireless revenues.) EBITDA service margin was 50.9%, up from 50.5% in the year-ago quarter. (EBITDA service margin is operating income before depreciation and amortization, divided by total service revenues.)

SUBSCRIBER METRICS
At the end of the third quarter, AT&T had 53.9 million Consumer Mobility subscribers. In the quarter, Consumer Mobility gained 50,000 total subscribers with 21,000 postpaid, 304,000 prepaid and 41,000 connected device net adds offsetting a loss of 316,000 reseller subscribers. Consumer Mobility postpaid churn was 1.19%, compared to 1.33% in the year-ago quarter.

October 23, 2016
© 2016 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.                                               Page 10

CONSUMER MOBILITY INNOVATION
AT&T is a leader in mobile internet, delivering expanded choice in devices, services and applications. In recent weeks, AT&T:
•
Introduced Mobile Share Advantage (MSA) plans, which offer more data at a lower cost per megabyte than some of the plans previously offered by AT&T. With the new MSA plans, customers get unlimited talk and text, rollover data and shareable data with no overage charges. In place of overage charges, once a customer uses the data in a plan, data speeds are reduced for the remainder of the billing cycle.

•
Reached agreements with Empresa De Telecomunicaciones De Cuba to allow AT&T wireless customers to roam in Cuba and to enable direct interconnection between the U.S. and Cuba. The deal continues to enhance AT&T's global coverage for customers.

•
Enhanced the AT&T THANKS program by adding priority presale ticket access to popular Live Nation concerts. The first two presales gave customers early access to tickets to see Panic! At the Disco and Thomas Rhett. The company also introduced new tiers with benefits and offers to complement customers' needs.

•	Launched a new smartphone plan for Cricket customers starting at $30/month that includes unlimited talk and text, plus 1GB of high-speed data.
October 23, 2016
© 2016 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.                                               Page 11

International

The International segment includes wireless services in Mexico and satellite entertainment services in Latin America.
Total International revenues totaled $1.9 billion. Third-quarter operating expenses were $1.9 billion. AT&T's International operating loss totaled $54 million. Third-quarter operating income margin was (2.9)%.

MEXICO
AT&T owns and operates a wireless network in Mexico. AT&T covered about 74 million people in Mexico with 4G LTE at the end of the third quarter and expects to cover 100 million POPs by the end of 2018.
Total wireless revenues from Mexico totaled $582 million, up 0.2% versus the year-earlier quarter, largely due to subscriber growth offset by foreign exchange and competitive pressures. Third-quarter operating loss was $148 million compared to a loss of $134 million in the year-ago quarter, reflecting continued investment in operations, network and subscriber acquisition. Third-quarter operating expenses benefitted from a few one-time items. Margins in the fourth quarter are expected to be consistent with prior quarters.
In the quarter, AT&T added 163,000 postpaid subscribers and 606,000 prepaid subscribers to reach 10.7 million total wireless subscribers in Mexico, a 32% increase from a year ago.

DIRECTV LATIN AMERICA
AT&T is a leading provider of pay television services in Latin America with satellite operations serving Argentina, Brazil, Chile, Colombia, Ecuador, Peru, Uruguay, Venezuela and parts of the Caribbean. It also owns 41% of Sky Mexico. Sky Mexico financial results are accounted for as an equity method investment.
DIRECTV Latin America revenues reflect macroeconomic pressure with weakening local currencies. Total revenues from Latin America were $1.3 billion. Operating income was $94 million.
Third-quarter subscriber net losses were 48,000, driven by declines in Colombia, Argentina and Brazil. Total subscribers at the end of the quarter were 12.5 million. Sky Mexico had approximately 7.8 million subscribers as of June 30, 2016.

October 23, 2016
© 2016 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.                                               Page 12

INTERNATIONAL HIGHLIGHTS
In recent weeks AT&T:
•	Continued to make significant progress in building the company's customer base and deploying a 4G LTE network in Mexico, while expanding distribution to match this expanded network reach.
•	Opened additional points of sale throughout the country. The company also completed the rebrand of nearly 2,900 Nextel and Iusacell points of sale to AT&T.
October 23, 2016
© 2016 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.                                               Page 13

AT&T Mobility

AT&T's U.S. mobility operations are divided between the Business Solutions and Consumer Mobility segments. For comparison purposes, the company is providing supplemental information for its total domestic mobility operations.

FINANCIAL HIGHLIGHTS
Wireless revenues reflected lower service revenues from the continued adoption of Mobile Share plans and lower equipment revenues primarily from fewer handset upgrades and higher bring-your-own-device subscribers.
•
Total wireless revenues were $18.2 billion, down 0.7% year over year, due to decreases in service and equipment revenues. Wireless service revenues of $15.0 billion were down 0.9% year over year but were up sequentially. Continued growth of smartphones and tablets partially offset adoption of Mobile Share plans. Wireless equipment revenues decreased 0.2% to $3.2 billion.

•
Third-quarter wireless operating expenses totaled $12.8 billion, down 0.8% year over year, reflecting operating efficiencies and lower sales volumes, which offset higher promotional costs. Wireless operating income was $5.4 billion, down 0.5% year over year, reflecting continued adoption of Mobile Share plans and increased promotional activity.

•
Wireless margins reflect adoption of AT&T NextSM, increases in BYOD customers, lower smartphone upgrade volumes and continued efforts to drive operating costs out of the business. AT&T's reported third-quarter wireless operating income margin was 29.6%, consistent with the year-earlier quarter.

•	Wireless EBITDA margin was 41.2%, compared to 40.7% in the third quarter of 2015. Wireless EBITDA service margin was a best-ever 50.1%, up from 49.4% in the year-ago quarter.

October 23, 2016
© 2016 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.                                               Page 14

ARPU
The continued adoption of AT&T Next is reflected in postpaid service ARPU (average revenues per user).
•
Phone-only postpaid ARPU decreased 1.9% versus the year-earlier quarter; however, phone-only postpaid ARPU with AT&T Next monthly billings increased 1.7% year over year. This growth comes even with lower upgrade volumes, promotional offers and an increasing number of customers holding onto their devices after completing Next payments.

SUBSCRIBER METRICS
In the third quarter, AT&T posted a net increase in total wireless subscribers of 1.5 million to reach more than 133 million in service, up 6.9 million over the past year.
•	The company added 212,000 postpaid subscribers and 304,000 prepaid subscribers with gains in both Cricket and GoPhone.
•
AT&T also added 1.3 million connected devices. It lost 315,000 reseller subscribers in the quarter, largely due to disconnects from the company's 2G network. The company added 299,000 postpaid tablet and computing devices in the quarter and lost 268,000 postpaid phone subscribers with the majority of the losses in lower-ARPU feature phones.

•	The company had 516,000 branded net adds (both postpaid and prepaid) in the quarter, including 165,000 branded smartphone net adds. About 700,000 total branded smartphones were added to the base.
•
The company expects to shut down its 2G network on or around Jan. 1, 2017. At the end of the third quarter, the company had about 4 million 2G subscribers. This includes 2.8 million connected devices, 673,000 reseller, 335,000 postpaid and 210,000 prepaid. This compares to more than 6 million 2G subscribers at the end of the second quarter. The company has had success migrating these subscribers and will continue those efforts in the fourth quarter; however, the 2G shutdown is expected to impact net adds and churn in the fourth quarter.

CHURN
Improvements in postpaid and prepaid churn helped offset higher connected device and reseller churn.
•
Postpaid churn was 1.05%, compared to 1.16% in the year-ago quarter, an 11 basis point improvement. That includes about 2 basis points of pressure from the 2G network shutdown. Postpaid phone churn was 0.90%, a 14 basis point improvement from the year-ago quarter. Branded churn was 1.63%, compared to 1.68% in the year-ago quarter. Total churn was 1.45%, up from 1.33% in the year-ago quarter driven by churn from the shutdown of the 2G network. The planned shutdown of the 2G network contributed more than 20 basis points of pressure to total churn.

October 23, 2016
© 2016 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.                                               Page 15

SMARTPHONES
The company's branded smartphone base continued to grow in the quarter, and even more customers moved off the subsidy model — either choosing AT&T Next or bringing their own devices.
•	The company had 7.0 million branded smartphone gross adds and upgrades in the quarter, including 1.9 million from prepaid. The postpaid upgrade rate in the quarter was 5.1%.
•
Sales on AT&T Next were 4.3 million, or 83% of all postpaid smartphone gross adds and upgrades. The company also had 595,000 BYOD gross adds, the second most ever. That means about 94% of postpaid smartphone transactions in the quarter were non-subsidy.

o	About 50% of the company's postpaid smartphone base is currently on AT&T Next, with almost 80% of postpaid smartphone subscribers on no-device-subsidy plans.
•	At the end of the quarter, 90%, or 58.7 million, of AT&T's postpaid phone subscribers had smartphones. Smartphones accounted for 96% of postpaid phone sales during the quarter.

DATA PLANS
Customers continue to choose Mobile Share and unlimited wireless with TV plans.
•	The total number of Mobile Share connections was 57.1 million with an average of about 3 devices per account. Nearly 40% of Mobile Share accounts are on 15 gigabyte or larger data plans.
•	About 6.7 million postpaid subscribers are on unlimited wireless with TV plans.

October 23, 2016
© 2016 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.                                               Page 16